UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REGENCY ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1731691
(State of incorporation or organization)	(IRS Employer Identification No.)

2001 Bryan Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of common units representing limited partner interests in Regency Energy Partners LP (the “Registrant”) is set forth under the captions “Description of Our Common Units,” “The Partnership Agreement,” “How We Make Cash Distributions” and “Material Income Tax Consequences” in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on December 1, 2009, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-163424), filed with the SEC on December 1, 2009. Such prospectus is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are filed as part of this Registration Statement on Form 8-A.

SIGNATURES
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

August 1, 2011